UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 3, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 3, 2011, the Vermont Public Service Board (“PSB”) issued its Order approving amendments to the Company’s Alternative Regulation Plan. In summary, the amendments: (1) extend the plan duration to December 31, 2013; (2) alter the methodology for implementing the non-power-cost cap contained in the plan; (3) reset our allowed return on equity (“ROE”); and (4) remove provisions no longer applicable to the provision of CVPS services. These amendments are consistent with the terms of a Memorandum of Understanding ("MOU") between CVPS and the Vermont Department of Public Service ("DPS") that was filed with the PSB on December 21, 2010, except that the PSB approved an ROE for CVPS for 2011 of 9.45 percent, rather than the 9.59 percent contained in the MOU. We do not expect the decision will require a material change to the 7.46 percent rate increase implemented on January 1, 2011. The PSB Order dated March 3, 2011 is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Vermont Public Service Board Order dated March 3, 2011.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
March 8, 2011